Exhibit 10.14

COLLATERAL ASSIGNMENT OF CONTRACTS

THIS COLLATERAL ASSIGNMENT OF CONTRACTS (the “Assignment”) is made and entered into as of the 20th day of October, 2010, by CASTLEROCK SECURITY HOLDINGS, INC., a Delaware corporation (“Assignor”), in favor of SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as Agent (“Assignee”).

WITNESSETH:

WHEREAS, pursuant to that certain Credit Agreement dated as of May 25, 2007, as amended, by and among Assignor, Alarm Funding, LLC, a Delaware limited liability company (“Alarm Funding” and together with Assignor, the “Borrower”), CastleRock Security, Inc., a Delaware corporation, the lenders now or hereafter party thereto (“Lenders”) and Assignee (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Credit Agreement”), Lenders have agreed to provide certain Loans and credit accommodations to Borrower;

WHEREAS, Assignor will directly benefit from the making of the Loans and other financial accommodations to be made by Lender to Borrower;

WHEREAS, in consideration of Lender’s willingness to provide the Loan and grant other financial accommodations to Borrower, Assignor is entering into this Agreement; and

WHEREAS, in order to provide additional security for the repayment of such Loans, the parties hereto desire that Assignee for the benefit of Lenders be granted an assignment and security interest in all rights of Assignor under those certain contracts listed on Schedule I (each an “Assigned Contract” and collectively the “Assigned Contracts”).

NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Assignor, and intending to be legally bound, Assignor assigns to Assignee for the benefit of Lenders all of its right, title and interest in and to each Assigned Contract to the extent assignable and to the fullest extent permitted by Law.

1.             Except as otherwise expressly provided herein, capitalized terms used in this Assignment shall have the respective meanings given to them in the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Assignment.

2.             Assignor has granted, bargained, sold, assigned, transferred and set over and by these presents does hereby grant, bargain, sell, assign, transfer and set over unto Assignee on behalf of Lenders, its respective successors and assigns, all the rights, interests and privileges which Assignor has or may have in or under any Assigned Contract, including the present and continuing right with full power and authority, in its own name, or in the name of Assignor, or otherwise, but subject to the provisions and limitations of Section 3, (i) to make claim for, enforce, perform, collect and receive any and all rights under any Assigned Contract, (ii) to do any and all things which Assignor is or may become entitled to do under any Assigned Contract, and (iii) to make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which Assignor is or may become entitled to do under any Assigned Contract.

3.             The acceptance of this Assignment and the payment or performance under the Assigned Contracts shall not constitute a waiver of any rights of Assignee or Lenders under the terms of the Credit Agreement or any other Credit Documents; it being understood that, until the occurrence of an Event of Default, and the exercise of Assignee’s rights, on behalf of Lenders, under Section 4, Assignor shall have all rights to the Assigned Contracts and to retain, use and enjoy the same.

4.             Assignor, upon the occurrence and during the continuance of an Event of Default, hereby authorizes Assignee, at Assignee’s option, to do all acts required or permitted under any Assigned Contract as Assignee, acting as Agent to Lenders, in its sole discretion may deem proper.  Assignor does hereby irrevocably constitute and appoint Assignee, while this Assignment remains in force and effect and, in each instance, to the full extent permitted by applicable Law, its true and lawful attorney in fact, coupled with an interest and with full power of substitution and revocation, for Assignor and in its name, place and stead, to demand and enforce compliance with all the terms and conditions of each Assigned Contract and all benefits accrued thereunder, whether at Law, in equity or otherwise; provided, however, that Assignee shall not exercise any such power unless and until an Event of Default shall have occurred.

5.             Assignee on behalf of Lenders shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under any Assigned Contract.   Assignor hereby agrees to indemnify Assignee and Lenders for, and to save Assignee and Lenders harmless from, any and all liability arising under the Assigned Contracts, other than arising or resulting from Assignee’s (or its agents, employees or contractors) gross negligence or willful misconduct.  Notwithstanding the foregoing, in the event Assignee assigns any Assigned Contract to a third party, Assignor shall have no obligation to indemnify Assignee for any actions taken by such third party with respect to such Assigned Contract after the date of such assignment. The indemnity agreement contained in this Section shall survive the termination of this Assignment, indefeasible payment of the Loans, and assignment of any rights hereunder.

6.             Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable.

7.             Neither this Assignment nor any action or inaction on the part of Assignee shall constitute an assumption on the part of Assignee of any obligations or duties under any Assigned Contract.

8.             Assignor covenants and warrants that:

(a)           it has the power and authority to assign each Assigned Contract, no third party consent, approval or notice is required for Assignor to assign each Assigned Contract and there have been no prior assignments of any Assigned Contract which are currently in effect;

(b)           each Assigned Contract is and shall be a valid contract, and to the best knowledge of Assignor after reasonable inquiry there are and shall be, no material defaults with respect to the Security Alarm Contracts on the part of any of the parties thereto or any defaults or series of related defaults under the Security Alarm Contracts that are material to Assignor’s business;

(c)           it will not assign, pledge or otherwise encumber any Assigned Contract without the prior written consent of Assignee other than as may be permitted under the terms of the Credit Agreement;

(d)           other than in the ordinary course of business with respect to the Security Alarm Contracts or as may be permitted by the Credit Agreement, it will not cancel, terminate or accept any surrender of any Assigned Contract, or (except as may otherwise be permitted by the Credit Agreement) amend or modify the same directly or indirectly in any material respect whatsoever, without having obtained the prior written consent of Assignee thereto;

(e)           other than in the ordinary course of business with respect to the Security Alarm Contracts or as may be permitted by the Credit Agreement, it will not waive or give any consent with respect to any material default or material variation in the performance under any Assigned Contract; it will at all times take proper steps to enforce all of the provisions and conditions thereof, unless in the reasonable judgment of Assignor such enforcement would not be prudent or economic; it will forthwith notify Assignee of any material default under any Assigned Contract, other than the Security Alarm Contracts; and it will forthwith notify Assignee of any default or series of related defaults under the Security Alarm Contracts that are material to Assignor’s business;

(f)            it will use commercially reasonable efforts to perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions on its part to be performed and observed with respect to each Assigned Contract, in all material respects; and

(g)           it will execute from time to time any and all additional assignments or instruments of further assurance to Assignee, as Assignee may at any time reasonably request.

9.             At such time as the Loans are paid in full in good and immediately available funds and the Credit Agreement is terminated, this Assignment and all of Assignee’s and Lenders’ right, title and interest hereunder with respect to the Assigned Contracts shall terminate; provided, however, that this Assignment shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

10.           This Assignment shall inure to the benefit of Assignee, its respective successors and assigns, and shall be binding upon Assignor, its successors, successors in title and permitted assigns.  Assignor shall not assign this Assignment or delegate its duties hereunder without the prior written consent of Assignee.

11.           This Agreement shall be deemed to be a contract under the Laws of the State of New York and shall, pursuant to New York General Obligations Law Section 5-1401, for all purposes be governed by, and construed and enforced in accordance with, the laws of the State of New York.

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COLLATERAL ASSIGNMENT OF CONTRACTS]

IN WITNESS WHEREOF, Assignor has caused this instrument to be executed under seal as of the day and year first above written.

CASTLEROCK SECURITY HOLDINGS, INC.,
a Delaware corporation

		By:	/s/ Brian E. Johnson	(SEAL)
Brian E. Johnson, President

Accepted:

SIEMENS FIRST CAPITAL COMMERCIAL
FINANCE, LLC, as Agent

By:	/s/ Anthony Casciano
Name:	Anthony Casciano
Title:	Senior Vice President

and

By:	/s/ Matthew R. Begley
Name:	Matthew R. Begley
Title:	President

SCHEDULE I

ASSIGNED CONTRACTS

1.                                       All Security Alarm Contracts

2.                                       Servicing Agreement dated as of November 26, 2008, by and between CastleRock Security, Inc. and Alarm Funding, LLC

3.                                       Confidential Settlement Agreement and Release dated January 6, 2010, by and between Security Associates International , Inc., CastleRock Security, Inc. and Alarm Funding, LLC on the one hand, and APX Alarm Security Solutions, Inc. and Apex Alarm, LLC, on the other hand.

4.                                       Agreement for Central Station Services dated May 3, 2010, by and between CastleRock Security, Inc. and Lydia Security Monitoring, Inc. d/b/a Central Office Processing Services.